EXHIBIT 99.1

pressrelease

Media contact:	Investor contact:
Mike Jacobsen	Chris Bast
+1 330 490 3796	+1 330 490 6908
michael.jacobsen@diebold.com	christopher.bast@diebold.com
FOR IMMEDIATE RELEASE: Nov. 3, 2009
DIEBOLD REPORTS THIRD QUARTER AND YEAR-TO-DATE FINANCIAL RESULTS
Earnings overview presentation available at www.diebold.com/DBD3Q09.pdf
•	Third quarter revenue down 26%, compared with record third quarter 2008 revenue

•	Company records loss of $31.4 million, net of tax, on sale of Premier Election Solutions

•	Significant improvement in YTD cash flow from operations and lower net debt*

•	Service gross margin continues to improve

•	Company tightens previous full-year guidance
NORTH CANTON, Ohio — Diebold, Incorporated (NYSE: DBD) today reported third quarter 2009 income from continuing operations attributable to Diebold, net of tax, of $24.5 million, or $0.37 per share, both down 49% from the third quarter 2008. Third quarter 2009 revenue was $645.2 million, down 26% from third quarter 2008.
Nine-month year-to-date 2009 income from continuing operations attributable to Diebold, net of tax, was $65.2 million, or $0.98 per share, both down 28% from the same period in 2008. Nine-month year-to-date 2009 revenue was $1,993.4 million, down 13% from 2008.
Non-GAAP earnings per share* from continuing operations attributable to Diebold, net of tax, in the third quarter 2009 were $0.39, down 67% from third quarter 2008. Nine-month year-to-date 2009 non-GAAP earnings per share* were $1.36, down 40% from the same period in 2008.
All results from operations reported today, including prior periods, reflect Premier Election Solutions as a discontinued operation.
Business Review
Management commentary
“Considering the significant headwinds we continue to face in our core financial markets, I’m encouraged by the progress we’ve made on various key business improvement initiatives under our direct control,” said Thomas W. Swidarski, Diebold president and chief executive officer. “It’s important to note that we faced a very difficult comparison to the third quarter 2008, which represented the highest quarterly earnings per share in the company’s history.
“During this extremely difficult market environment, we continue to significantly reduce operating expenses on a dollar basis while maintaining our investment in future product and services solutions. We believe this
-more-

*	See accompanying notes for non-GAAP measures.

PAGE 2/ DIEBOLD REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
strategy will help strengthen our competitive position when our core markets return to growth. We also continue to make progress on improving our working capital, which has resulted in a year-to-date free cash flow improvement of more than $65 million*. Looking forward, as we continue to move our company to an increased focus on services, we will manage our business as we have during the course of the financial downturn — by striking an appropriate balance between reducing our costs and investing in our future growth.”
Third Quarter Orders (constant currency)
Total product and services orders for financial self-service and security were down in the low 20% range compared to the prior-year period. Global financial self-service orders also decreased in the low 20% range. Orders in Asia Pacific decreased in the low double digits. In the Americas, financial self-service orders decreased in the high teens. Orders in Europe, Middle East and Africa (EMEA) decreased more than 40%. Security orders also decreased in the low 20% range as new bank branch construction and retail store openings remain weak in the United States.
Profit/Loss
Revenue
Total revenue for the third quarter 2009 was down 26%, including a net negative currency impact of 2%. Nine-month year-to-date 2009 revenue was down 13%, including a net negative currency impact of 4%.
Gross Margin
Total gross margin for the third quarter 2009 was 23.6%, a decline of 2.6 percentage points from the third quarter of 2008. Total gross margin included restructuring charges of $1.2 million in the third quarter of 2009 and $10.7 million in the third quarter of 2008. The decrease in gross margin was due primarily to a difficult comparison to the third quarter 2008, when the company sold nearly all of its Brazilian elections equipment for the year, slightly offset by improved service gross margin. Service gross margin improvement came as a result of continued productivity gains and favorable year-over-year fuel costs.
Nine-month year-to-date 2009 gross margin was 23.8%, a decrease of 1.6 percentage points from the same period of 2008. Total gross margin included restructuring charges of $7.0 million year-to-date 2009, and $20.2 million in the same period of 2008.
Operating Expense
Total operating expense as a percentage of revenue for the third quarter 2009 was 18.8%, an increase of 0.2 percentage points from the third quarter of 2008. Operating expense as a percentage of revenue was higher due to significant decreases in revenue, partially offset by ongoing cost-reduction efforts. In addition, operating expense in the third quarter 2009 included restructuring charges of $0.5 million. Operating expense in the third quarter of 2008 included $3.7 million in restructuring charges and $24.7 million in non-routine expenses.
Total operating expense as a percentage of revenue for nine-month year-to-date 2009 was 17.6%, a decrease of 2.0 percentage points from the same period of 2008. The 2009 expenses included restructuring charges of $3.2 million and non-routine expenses of $1.3 million offset by $11.3 million in expense recovery and
-more-

*	See accompanying notes for non-GAAP measures.

PAGE 3/ DIEBOLD REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
reimbursement from our D&O insurance carriers. In the comparable period in 2008, operating expenses included $8.7 million in restructuring charges and $41.8 million in non-routine expenses. The company also incurred an impairment charge in the first half of 2008 of $4.4 million, or $0.05 per share, related to the write down of intangible assets from the 2004 acquisition of TFE Technology.
Operating Profit
Operating profit was 4.8% of net sales in the third quarter 2009, a decrease of 2.8 percentage points from the third quarter 2008. Included in operating profit in both periods were restructuring charges and non-routine income/expenses. Excluding these items from both periods, non-GAAP operating profit margin* was 5.1% in the third quarter 2009 and 12.1% in the third quarter 2008.
Nine-month year-to-date 2009 operating profit was 6.1% of revenue, an increase of 0.3 percentage points from the comparable period of 2008. Non-GAAP operating profit margin* was 6.1% in the first nine months of 2009 and 9.1% in the comparable period of 2008.
Income from Continuing Operations, net of tax (attributable to Diebold)
Income from continuing operations, net of tax, was $24.5 million, or 3.8% of revenue in the third quarter 2009, a decrease of 49%, or 1.7 percentage points from the third quarter 2008. Included in the 2009 results are after-tax restructuring charges of $1.4 million. Income from continuing operations in the third quarter of 2008 included after-tax restructuring charges of $11.5 million, and after-tax, non-routine charges of $19.5 million.
Nine-month year-to-date 2009 income from continuing operations, net of tax, was $65.2 million, or 3.3% of revenue, and $90.4 million, or 3.9% of revenue, in the comparable period of 2008. Nine-month year-to-date 2009 income from continuing operations, net of tax, includes the $25 million reserve related to the agreement in principle with the staff of the SEC, $11.3 million in expense recovery and reimbursement from the company’s D&O insurance carriers, as well as after-tax restructuring charges of $7.6 million. Nine-month year-to-date 2008 income from continuing operations, net of tax, included $24.3 million in after-tax restructuring charges, and after-tax, non-routine charges of $36.8 million.
Balance Sheet, Cash Flow and Liquidity
The company’s net debt* was $208.3 million at September 30, 2009, a reduction of $45.9 million from December 31, 2008 and a reduction of $170.0 million from September 30, 2008. The company’s net debt to capital ratio was 17% at September 30, 2009, 21% at December 31, 2008, and 25% at September 30, 2008. For the first nine months of 2009, net cash provided by operating activities was $122.7 million at September 30, 2009, an increase of $60.9 million from September 30, 2008. Free cash flow* in the third quarter 2009 was $36.6 million, a decrease of $2.7 million from the third quarter 2008. For the first nine months of 2009, free cash flow* was $94.3 million, an increase of $65.1 million from the first nine months of 2008.
-more-

*	See accompanying notes for non-GAAP measures.

PAGE 4/ DIEBOLD REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
Restructuring charges and discontinued operations
The company incurred restructuring charges of $0.02 per share in the third quarter of 2009. The majority of these charges were related to severance costs from the previously announced reduction in the company’s global workforce during 2008, and the reduction in field office and warehousing facilities. Nine-month year-to-date 2009 restructuring charges were $0.11 per share.
As previously disclosed, in September, the company sold its U.S.-based elections systems business. Likewise the company closed its EMEA-based enterprise security operations during the fourth quarter 2008. As a result, the company recorded a third quarter 2009 loss from discontinued operations of $0.2 million net of tax and a loss on the sale of the U.S.-based elections systems business of $31.4 million (net of tax). This compares to a loss from discontinued operations of $1.1 million, net of tax, in the third quarter 2008. Losses from discontinued operations for the first nine months, net of tax were $8.8 million and $2.9 million in 2009 and 2008, respectively.
Full-year 2009 outlook
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. These statements do not include the potential impact of any future mergers, acquisitions, disposals or other business combinations.
Expectations for continuing operations for the full year 2009 include:
•	Revenue

	Previous Guidance	Current Guidance
Total revenue	-13% to -7%	-13% to -9%
Financial self-service	-8% to -2%	-8% to -6%
Security	-19% to -11%	-17% to -14%
Election systems	$40 million to $50 million	$0
Brazilian lottery	$5 million to $10 million	$5 million to $7 million

• Earnings per share

	Previous Guidance	Current Guidance
2009 EPS (GAAP)	$1.34 - $1.52	$1.34 - $1.39
Restructuring charges	.10 - .11	.15 - .15
Non-routine expenses	.39 - .40	.39 - .39
Non-routine income	(.13) - (.13)	(.13) - (.13)
2009 EPS (non-GAAP*)	$1.70 - $1.90	$1.75 - $1.80
Overview presentation and conference call
More information on Diebold’s quarterly earnings, including additional financial analysis and an earnings overview presentation, is available on Diebold’s Investor Relations website. Thomas W. Swidarski and Leslie A. Pierce will discuss the company’s financial performance during a conference call today at 10:00 a.m. (ET). Both the presentation and access to the call are available at http://investors.diebold.com. The replay can also be accessed on the site for up to three months after the call.
-more-

*	See accompanying notes for non-GAAP measures.

PAGE 5/ DIEBOLD REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
Revenue Summary by Product, Service and Geographic Area
Revenue Summary by Product and Service Solutions
(In Thousands — Quarter Ended September 30)

				YTD	YTD
	Q3 2009	Q3 2008	% Change	9/30/2009	9/30/2008	% Change
Financial Self-Service
Products	$216,520	$324,414	-33%	$722,020	$812,732	-11%
Services	268,816	290,189	-7%	798,275	844,733	-5%

Total Fin. self-service	485,336	614,603	-21%	1,520,295	1,657,465	-8%

Security solutions
Products	61,173	78,755	-22%	177,002	227,890	-22%
Services	97,201	116,395	-16%	292,081	339,868	-14%

Total Security	158,374	195,150	-19%	469,083	567,758	-17%

Total Fin. self-service & security	643,710	809,753	-21%	1,989,378	2,225,223	-11%

Brazil election systems
Products	—	58,291	-100%	—	60,916	-100%
Services	—	289	-100%	—	505	-100%

Total Brazil election systems	—	58,580	-100%	—	61,421	-100%

Brazil lottery systems	1,512	756	100%	3,991	4,047	-1%

Total Revenue	$645,222	$869,089	-26%	$1,993,369	$2,290,691	-13%

Revenue Summary by Geographic Segment

				YTD	YTD
	Q3 2009	Q3 2008	% Change	9/30/2009	9/30/2008	% Change

The Americas	$475,517	$625,546	-24%	$1,481,257	$1,636,088	-9%
Asia Pacific	98,142	123,442	-20%	280,762	316,923	-11%
Europe, Middle East, Africa	71,563	120,101	-40%	231,350	337,680	-31%

Total Revenue	$645,222	$869,089	-26%	$1,993,369	$2,290,691	-13%

Notes for Non-GAAP Measures
1.	Reconciliation of diluted GAAP EPS to non-GAAP EPS from continuing operations measures:

	Q3 2009	Q3 2008	YTD 9/30/09	YTD 9/30/08
Total EPS from continuing operations (GAAP measure)	$0.37	$0.72	$0.98	$1.36
Restructuring charges	0.02	0.17	0.11	0.36
Non-routine expenses	—	0.29	0.39	0.50
Non-routine income	—	—	(0.12)	—
Impairment	—	—	—	0.05
Total EPS (non-GAAP measure)	$0.39	$1.18	$1.36	$2.27
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges is useful to investors because it provides an overall understanding of the company’s historical financial performance and future prospects. Management believes EPS (non-GAAP) from continuing operations is an indication of the company’s base-line performance before gains, losses or other charges that are considered by management to be outside the company’s core operating results. Exclusion of these items permits evaluation and comparison of results for the company’s core business operations, and it is on this basis that management internally assesses the company’s performance.
-more-

PAGE 6/ DIEBOLD REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
2.	Free cash flow is calculated as follows:

	Q3 2009	Q3 2008	YTD 9/30/09	YTD 9/30/08
Net cash provided by operating activities (GAAP measure)	$42,897	$52,194	$122,723	$61,846
Capital expenditures	(6,277)	(12,859)	(28,414)	(32,637)
Free cash flow (non-GAAP measure)	$36,620	$39,335	$94,309	$29,209
The company’s management believes that free cash flow is useful to investors because it is a meaningful indicator of cash generated from operating activities that is available for the execution of its business strategy, including service of debt principal, dividends, share repurchase and acquisitions. Free cash flow is not an indicator of residual cash available for discretionary spending, because it does not take into account mandatory debt service or other non-discretionary spending requirements that are deducted in the calculation of free cash flow.

3.	Net (debt) is calculated as follows:

	9/30/2009	12/31/2008	9/30/2008
Cash, cash equivalents and short-term investments (GAAP measure)	$385,022	$362,823	$330,251
Less Industrial development revenue bonds	(11,900)	(11,900)	(11,900)
Less Notes payable	(581,458)	(605,184)	(696,702)
Net (debt) (non-GAAP measure)	$(208,336)	$(254,261)	$(378,351)
The company’s management believes that given the net debt, the significant cash, cash equivalents and other investments on its balance sheet, that net cash against outstanding debt is a meaningful debt calculation.

4.	Reconciliation of GAAP Operating Margin to non-GAAP measures

			YTD	YTD
	Q3 2009	Q3 2008	9/30/2009	9/30/2008
GAAP Operating Profit	$31,170	$66,066	$122,254	$133,220
GAAP Operating Profit %	4.8%	7.6%	6.1%	5.8%
Restructuring	1,772	14,431	10,228	28,884
Non-routine Expenses	—	24,665	1,328	41,839
Non-routine Income	—	—	(11,323)	—
Impairment	—	—	—	4,376
Non GAAP Operating Margin	$32,942	$105,162	$122,487	$208,319
Non GAAP Operating Margin %	5.1%	12.1%	6.1%	9.1%
The company’s management believes excluding restructuring charges, non-routine expenses and income and impairment charges from operating margins is an indication of the company’s baseline performance before gains, losses, or other charges that are considered by management to be outside the company’s core operating results. The exclusion of these items permits evaluation and comparison of results for the company’s core business operations and it is on this basis that the company’s management internally assesses the company’s performance.
Forward-Looking Statements
In this press release, statements that are not reported financial results or other historical information are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements give current expectations or forecasts of future events and are not guarantees of future performance. These forward-looking statements relate to, among other things, the company’s future operating performance, the company’s share of new and existing markets, the company’s short- and long-term revenue and earnings growth rates, and the company’s implementation of cost-reduction initiatives and measures to improve pricing, including the optimization of the company’s manufacturing capacity. The use of the words “will,” “believes,” “anticipates,” “expects,” “intends” and similar expressions is intended to identify forward- looking statements that have been made
-more-

PAGE 7/ DIEBOLD REPORTS 2009 THIRD QUARTER FINANCIAL RESULTS
and may in the future be made by or on behalf of the company. Although the company believes that these forward-looking statements are based upon reasonable assumptions regarding, among other things, the economy, its knowledge of its business, and on key performance indicators that impact the company, these forward-looking statements involve risks, uncertainties and other factors that may cause actual results to differ materially from those expressed in or implied by the forward-looking statements. The company is not obligated to update forward-looking statements, whether as a result of new information, future events or otherwise.
Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Some of the risks, uncertainties and other factors that could cause actual results to differ materially from those expressed in or implied by the forward-looking statements include, but are not limited to:
•	ability to reach definitive agreements with the SEC and DOJ regarding their respective investigations;

•	competitive pressures, including pricing pressures and technological developments;

•	changes in the company’s relationships with customers, suppliers, distributors and/or partners in its business ventures;

•	changes in political, economic or other factors such as currency exchange rates, inflation rates, recessionary or expansive trends, taxes and regulations and laws affecting the worldwide business in each of the company’s operations, including Brazil, where a significant portion of the company’s revenue is derived;

•	the effects of the sub-prime mortgage crisis and the disruptions in the financial markets, including the bankruptcies, restructurings or consolidations of financial institutions, which could reduce our customer base and/or adversely affect our customers’ ability to make capital expenditures, as well as adversely impact the availability and cost of credit;

•	acceptance of the company’s product and technology introductions in the marketplace;

•	the amount of cash and non-cash charges in connection with the closure of the company’s Newark, Ohio facility, and the closure of the company’s EMEA-based enterprise security operations;

•	unanticipated litigation, claims or assessments;

•	variations in consumer demand for financial self-service technologies, products and services;

•	potential security violations to the company’s information technology systems;

•	the investment performance of our pension plan assets, which could require us to increase our pension contributions;

•	the company’s ability to successfully defend challenges raised to the sale of U.S. elections business; and

•	the company’s ability to achieve benefits from its cost-reduction initiatives and other strategic changes.
About Diebold
Diebold, Incorporated is a global leader in providing integrated self-service delivery and security systems and services. Diebold employs more than 17,000 associates with representation in nearly 90 countries worldwide and is headquartered in Canton, Ohio, USA. Diebold is publicly traded on the New York Stock Exchange under the symbol ‘DBD.’ For more information, visit the company’s Web site at www.diebold.com, or visit www.diebold.com/150 to learn more about Diebold’s 150-year history.
###

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED INCOME STATEMENTS — UNAUDITED
(IN THOUSANDS EXCEPT EARNINGS PER SHARE)

	Three months ended		Nine months ended
	September 30,		September 30,
	2009	2008	2009	2008
Net Sales
Product	$279,205	$462,216	$903,013	$1,105,585
Service	366,017	406,873	1,090,356	1,185,106

Total	645,222	869,089	1,993,369	2,290,691
Cost of goods
Product	219,570	333,456	689,139	797,374
Service	273,443	307,691	830,784	912,080

Total	493,013	641,147	1,519,923	1,709,454
Gross Profit	152,209	227,942	473,446	581,237
Percent of net sales	23.6%	26.2%	23.8%	25.4%
Operating expenses
Selling, general and administrative	103,624	142,846	300,989	390,113
Research, development and engineering	17,415	19,030	50,203	53,528
Impairment of assets	—	—	—	4,376

Total	121,039	161,876	351,192	448,017
Percent of net sales	18.8%	18.6%	17.6%	19.6%
Operating profit	31,170	66,066	122,254	133,220
Percent of net sales	4.8%	7.6%	6.1%	5.8%
Other expense, net	(1,848)	(5,901)	(31,950)	(11,547)

Income from continuing operations before taxes	29,322	60,165	90,304	121,673
Taxes on income	(4,085)	(10,203)	(20,957)	(25,931)

Income from continuing operations	25,237	49,962	69,347	95,742
Loss from discontinued operations — net of tax	(203)	(1,098)	(8,842)	(2,853)
Loss on sale of discontinued operations — net of tax	(31,438)	—	(31,438)	—

Net (Loss) income	(6,404)	48,864	29,067	92,889
Net Income Attributable to Noncontrolling interest	(751)	(2,348)	(4,144)	(5,364)

Net (Loss) income Attributable to Diebold, Inc.	$(7,155)	$46,516	$24,923	$87,525

Basic weighted average shares outstanding	66,279	66,101	66,236	66,073
Diluted weighted average shares outstanding	66,951	66,758	66,810	66,459

Basic Earnings Per Share:
Income from continuing operations	$0.37	$0.72	$0.99	$1.36
Loss from discontinued operations	(0.48)	(0.02)	(0.61)	(0.04)

Net (Loss) income	$(0.11)	$0.70	$0.38	$1.32

Diluted Earnings Per Share:
Income from continuing operations	$0.37	$0.72	$0.98	$1.36
Loss from discontinued operations	(0.48)	(0.02)	(0.61)	(0.04)

Net (Loss) income	$(0.11)	$0.70	$0.37	$1.32

Amounts Attributable to Diebold, Inc.
Income From continuing Operations — Net of Tax	$24,486	$47,614	$65,203	$90,378
Discontinued Operations — Net of Tax	(31,641)	(1,098)	(40,280)	(2,853)

Net (Loss) income attributable to Diebold, Inc.	$(7,155)	$46,516	$24,923	$87,525

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED BALANCE SHEETS
(IN THOUSANDS)

	Unaudited	Audited
	September 30,	December 31,
	2009	2008

ASSETS
Current assets
Cash and cash equivalents	$202,758	$241,436
Short-term investments	182,264	121,387
Trade receivables, net	362,649	447,079
Inventories	493,865	540,971
Other current assets	260,536	263,245

Total current assets	1,502,072	1,614,118

Securities and other investments	73,109	70,914
Property, plant and equipment, net	203,729	203,594
Goodwill	451,466	408,303
Other assets	293,685	241,007

	$2,524,061	$2,537,936

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Notes payable	$14,084	$10,596
Accounts payable	129,654	195,483
Other current liabilities	526,882	529,318

Total current liabilities	670,620	735,397

Long-term notes payable	567,374	594,588
Long-term liabilities	231,053	243,693
Total shareholders’ equity	1,055,014	964,258

	$2,524,061	$2,537,936

DIEBOLD, INCORPORATED
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS — UNAUDITED
(IN THOUSANDS)

	Nine months ended September 30,
	2009	2008
Cash flow from operating activities:
Net income	$29,067	$92,889
Adjustments to reconcile net income to cash provided by operating activities:
Loss on sale of discontinued operations	31,438	—
Depreciation and amortization	55,183	61,211
Impairment of asset	—	4,376
Share-based compensation deferred income taxes, & other	7,485	9,776
Cash provided by (used in) changes in certain assets and liabilities:
Trade receivables	88,697	(116,902)
Inventories	28,538	(53,161)
Accounts payable	(69,793)	29,748
Certain other assets and liabilities	(47,892)	33,909

Net cash provided by operating activities	122,723	61,846

Cash flow from investing activities:
Proceeds from sale of discontinued operations	7,856	—
Payments for acquisitions, net of cash acquired	(5,364)	(3,733)
Net investment activity	(26,065)	(30,874)
Capital expenditures	(28,414)	(32,637)
Increase in certain other assets & other	(24,146)	(17,006)

Net cash used in investing activities	(76,133)	(84,250)

Cash flow from financing activities:
Dividends paid	(52,077)	(49,916)
Net (repayments) borrowings	(32,948)	74,521
Distribution of affiliates’ earnings to non-controlling interest holder & other	(2,164)	—

Net cash (used in)/provided by financing activities	(87,189)	24,605

Effect of exchange rate changes on cash	1,921	4,249

(Decrease)/Increase in cash and cash equivalents	(38,678)	6,450
Cash and cash equivalents at the beginning of the period	241,436	206,334

Cash and cash equivalents at the end of the period	$202,758	$212,784